Exhibit 10.1

BANK OF LUXEMBURG

2005 DIRECTOR DEFERRED FEE AGREEMENT

THIS AGREEMENT is made as of the 31st day of December, 2004, by and between BANK OF LUXEMBURG, a state-chartered commercial bank, located in Luxemburg, Wisconsin (the “Company”), and ____________ (the “Director”).

INTRODUCTION

To encourage the Director to remain a member of the Company’s Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity.  The Company will pay the Director’s benefits from the Company’s general assets.

AGREEMENT

The Director and the Company agree as follows:

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1

“Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company’s outstanding voting common stock followed within twelve (12) months by the Director’s Termination of Service for reasons other than death, Disability or retirement; provided that a Change of Control shall only be deemed to have occurred for purposes of this Agreement if it would be deemed a change in ownership or effective control of a corporation as specified under Section 409A of the Code and the regulations and guidance issued thereunder.

1.2

“Code” means the Internal Revenue Code of 1986, as amended.

1.3

“Deferral Account” means the Company’s accounting of the Director’s accumulated Deferrals plus accrued interest.

1.4

“Deferrals” means the amount of the Director’s Fees, which the Director elects to defer according to this Agreement.

1.5

“Disability” means the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

1.6

“Distribution of Benefits Form” means the Form attached as Exhibit B.

1.7

“Effective Date” means December 31, 2004.

1.8

“Election Form” means the Form attached as Exhibit A.

1.9

“Fees” means the total fees payable to the Director during a Plan Year.

1.10

“Normal Retirement Age” means the Director’s 72nd birthday.

1.11

 “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Service.

1.12

“Plan Year” means the calendar year.

1.13

“Projected Benefit” means the balance that would accumulate in the Director’s Deferral Account between the Director’s date of death and Normal Retirement Age if it is assumed that the Director: (1) continued to defer Fees at the same rate that the Director had been deferring Fees on the date of the Director’s death; and (2) the Director reached Normal Retirement Age.

1.14

“Termination of Service” means that the Director ceases to be a member of the Company’s Board of Directors for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.15

“Unforeseeable Emergency” means a severe financial hardship to a Director resulting from an illness or accident of the Director, the Director’s spouse, or of a dependent (as defined in Section 152(a) of the Code) of the Director, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

Article 2

Deferral Election

2.1

Initial Election.  The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form by the Effective Date of this Agreement.  The Election Form shall set forth the amount of Fees to be deferred and shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

2.2

Election Changes.  Upon the Company’s approval, the Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Fees are to be deferred.  The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company.

Article 3

Deferral Account

3.1

Establishing and Crediting.  The Company shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

3.1.1

Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

3.1.2

Interest.  At the end of each Plan Year under this Agreement and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, unless otherwise stated, interest is to be credited on the account balance at an annual rate equal to the sum of the composite twenty-year AAA corporate bond rate as of January 1st of each Plan Year as described at http://bonds.yahoo.com/rates.html or any successor website thereto plus 100 basis points, compounded monthly; however, the Board of Directors of the Company may declare an alternative crediting rate on the first business day of the Plan Year in lieu of the rate set forth herein.

3.2

Statement of Accounts.  The Company shall provide to the Director, within 120 days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

3.3

Accounting Device Only.  The Deferral Account is solely a device for measuring amounts to be paid under this Agreement.  The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits.  The benefits represent the mere Company promise to pay such benefits.  The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

Article 4

Benefits During Lifetime

4.1

Election Regarding Distribution of Benefits.  The Director shall make an election regarding the distribution of benefits under this Agreement by filing a signed Distribution of Benefits Form with the Company by December 31, 2004.  The Distribution of Benefits Form shall set forth how the Director’s benefits shall be paid out, by means of a lump sum or in a specific number of equal monthly installments, and when the payment of the Director’s benefits shall commence under this Agreement.  If a Director fails to make a timely election, the benefits shall be paid in a single lump sum distribution.  A lump sum distribution shall be made no later than sixty (60) days after the date of a Director’s Termination of Service or the Director’s Normal Retirement Date, as the case may be.  The Director’s election regarding the distribution of benefits shall be irrevocable when made and accepted by the Company and shall not be subject to amendment or modification in any manner whatsoever thereafter.

4.2

Normal Retirement Benefit.  Upon the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

4.2.1

Amount of Benefit.  The benefit under this Section 4.2 is the Deferral Account balance at the Director’s Normal Retirement Date.

4.2.2

Payment of Benefit.  The Company shall pay the benefit to the Director as elected on Exhibit B attached hereto or in the event there is a failure to file such election, the Company shall pay the Deferral Account balance in a lump sum distribution commencing upon the Director’s Normal Retirement Date.  The Company shall continue to credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

4.3

Early Retirement Benefit.  Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

4.3.1

Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Director’s Termination of Service.

4.3.2.  Payment of Benefit.  The Company shall pay the benefit to the Director as elected on Exhibit B attached hereto or in the event there is a failure to file such election, the Company shall pay the Deferral Account balance in a lump sum distribution commencing upon the Director’s Termination of Service.  The Company shall continue to credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

4.4

Disability Benefit.  If the Director terminates service as a Director due to Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

4.4.1

Amount of Benefit.  The benefit under this Section 4.4 is the Deferral Account balance at the Director’s Termination of Service.

4.4.2

Payment of Benefit.  The Company shall pay the benefit to the Director as elected on Exhibit B attached hereto or in the event there is a failure to file such election, the Company shall pay the Deferral Account balance in a lump sum distribution commencing upon the Director’s Termination of Service.  The Company shall continue to credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

4.5

Change of Control Benefit.  Upon a Change of Control, the Company shall pay to the Director the benefit described in this Section 4.5 in lieu of any other benefit under this Agreement.

4.5.1

Amount of Benefit.  The benefit under this Section 4.5 shall be the Deferral Account balance at the Director’s Termination of Service.

4.5.2

Payment of Benefit.  The Company shall pay the benefit to the Director as elected on Exhibit B attached hereto or in the event there is a failure to file such election, the Company shall pay the Deferral Account balance in a lump sum distribution commencing upon the Director’s Termination of Service.  The Company shall continue to credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

4.6

Hardship Distribution.  In the event of a Director’s Unforeseeable Emergency, the Company, in its sole and absolute discretion, may commence payments hereunder of the Director’s Deferral Account balance.  The Company’s determination whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment of any amounts pursuant to this Agreement shall be altered or modified shall be final, conclusive and not subject to appeal.  Any early payment of benefits due to an Unforeseeable Emergency shall be limited to the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  The Director shall not take part in any deliberations, determinations or decisions of the Company regarding the application of this Section 4.6.

Article 5

Death Benefits

5.1

Death During Active Service.  If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

5.1.1

Amount of Benefit.  The benefit under this Section 5.1 is the Projected Benefit, not to exceed $405,148, plus the Deferral Account balance at the Director’s death.

5.1.2

Payment of Benefit.  The Company shall pay the benefit to the Director as elected on Exhibit B attached hereto or in the event there is a failure to file such election, the Company shall pay the Deferral Account balance in a lump sum distribution, in either case commencing with the month following the Director’s death.  The Company shall continue to credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

5.2

Death During Payment of a Benefit.  If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director’s beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

5.3

Death After Termination of Service But Before Benefit Payments Commence.  If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director’s beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director’s death.

Article 6

Beneficiaries

6.1

Beneficiary Designation.  The Director shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Director.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Director participates.

6.2

Beneficiary Designation: Change.  The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the plan administrator or its designated agent.  The Director’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Director shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the plan administrator’s rules and procedures, as in effect from time to time.  Upon the acceptance by the plan administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The plan administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the plan administrator prior to the Director’s death.

6.3

Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the plan administrator or its designated agent.

6.4

No Beneficiary Designation.  If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director’s spouse shall be the designated Beneficiary.  If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director’s estate.

6.5

Facility of Payment.  If the plan administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the plan administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The plan administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Director and the Director’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Article 7

General Limitations

7.1

Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Director’s Deferrals (i.e., the interest earned on the Deferral Account) if the Company terminates the Director’s service for:

(a)

Gross negligence or gross neglect of duties to the Company;

(b)

Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Director’s service to the Company; or

(c)

Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

The Director’s Deferrals shall be paid to the Director in a manner to be determined by the Company. No interest shall be credited on the Deferrals during any applicable installment period.

7.2

Suicide or Misstatement.  The Company shall not pay any benefit under this Agreement exceeding the Deferral Account if the Director commits suicide within three years after the date of this Agreement.  In addition, the Company shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on a resume provided to the Company, or on any application for any benefits provided by the Company to the Director.

Article 8

Amendments and Termination

The Company hereby reserves the right to amend, modify, terminate, or discontinue this Agreement at any time; provided, however, no such action shall (i) reduce the amount then credited to the Deferral Account of the Director or (ii) change the time and manner of payment of such amount.  Notwithstanding the foregoing, if any provision of this Agreement or the accompanying election forms does not comply with the requirements of Section 409A of the Code, or any regulations or other guidance promulgated thereunder, such that, absent correction, the Director would be subject to a 20% penalty under Section 409A(a)(1)(B)(i)(II) of the Code, the Company may amend or modify this Agreement or the election forms in a manner designed to avoid such penalty, without the consent of the Director, even if such change is otherwise detrimental to the Director.

Article 9

Miscellaneous

9.1

Binding Effect.  This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

9.2

No Guarantee of Service.  This Agreement is not a contract for services.  It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholders’ rights to replace the Director.  It also does not require the Director to remain in the service of the Company nor interfere with the Director’s right to terminate services at any time.

9.3

Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4

Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

9.5

Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Wisconsin, except to the extent preempted by the laws of the United States of America.

9.6

Unfunded Arrangement.  The Director and the Director’s beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Director’s life is a general asset of the Company to which the Director and the Director’s beneficiary have no preferred or secured claim.

9.7

Reorganization.

The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.  Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8

Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof.  No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

9.9

Administration.  The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)

Interpreting the provisions of the Agreement;

(b)

Establishing and revising the method of accounting for the Agreement;

(c)

Maintaining a record of benefit payments; and

(d)

Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

9.10

Named Fiduciary.  The Company shall be the named fiduciary and plan administrator under the Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the Service of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Director and the Company consent to this Agreement.

Director

Company

BANK OF LUXEMBURG

___________________________________

By  ____________________________________

Title ___________________________________

EXHIBIT A

TO

 BANK OF LUXEMBURG

2005 DIRECTOR DEFERRED FEE AGREEMENT

Deferral Election

I elect to defer my Fees pursuant to this 2005 Director Deferred Fee Agreement with the Company, as follows:

Amount of Deferral	Duration
[Initial and Complete one] ____ I elect to defer ____% of my Fees annually. I elect to defer $_______ of my Fees annually. ____ I elect not to defer any of my Fees.	[Initial One] ____ One Year only ____ For ______ Years [Insert Number] Until Termination of Service ____ Until __________________ (date)

Upon the Company’s approval, I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.

Signature   __________________________

Date:  December 31, 2004

Received by the Company this ___ day of December, 2004.

By  _________________________________

Title  _______________________________

EXHIBIT B

TO

 BANK OF LUXEMBURG

2005 DIRECTOR DEFERRED FEE AGREEMENT

Form of Benefit

I elect to receive benefits under this 2005 Director Deferred Fee Agreement in the following form:

Section	Method of Payment*	Commencement of Payment**
4.2.2 – Normal Retirement Benefit
4.3.2 – Early Retirement Benefit
4.4.2 – Disability Benefit
4.5.2 – Change of Control Benefit
5.1.2 – Death Benefit

*

Indicate “Lump Sum” to receive the benefit in a lump sum or the number of monthly installments desired (i.e. “120 months”).

**

Indicate “Termination of Service” for benefits to begin with the month following said Termination of Service or “Normal Retirement Age” for benefits to begin once the Normal Retirement Age is attained as defined in this Agreement.

IF NO ELECTION IN ACCORDANCE WITH SECTION 4.1 IS FILED WITH THE COMPANY, DISTRIBUTIONS WILL BE MADE IN A LUMP SUM DISTRIBUTION.

I UNDERSTAND THAT I MAY NOT CHANGE THE FORM OF BENEFIT ELECTED EVEN IF I LATER CHANGE THE AMOUNT OF MY DEFERRALS UNDER THIS AGREEMENT.

Signature   __________________________

Date:  December 31, 2004

Received by the Company this ___ day of December, 2004.

By  _________________________________

Title  _______________________________

Beneficiary Designation

BANK OF LUXEMBURG

2005 DIRECTOR DEFERRED FEE AGREEMENT

I designate the following as beneficiary of benefits under this Agreement payable following my death:

Primary:  _______________________________________________________________________

________________________________________________________________________________

Contingent:  _____________________________________________________________________

________________________________________________________________________________

Note:  To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature   __________________________

Date:  December 31, 2004

Received by the Company this ___ day of December, 2004.

By  _________________________________

Title  _______________________________